Filed Pursuant To Rule 433 Registration No. 333-209926 April 14, 2016

IT’S A MACRO DRIVEN WORLD Use SPDR ETFs to Invest in It Global Central Bank Balance Sheets and Influence Have Surged Over the Last 10 Years, Creating a Macro Driven World Increase in Central Bank News Stories (%) Federal Reserve (FED) European Central Bank (ECB) Peoples Bank of China (PBOC) Bank of Japan (BOJ) source: Stats Street Global Advisors, Bloomberg. Period measured: 12/31/2005 to 12/31/2015. We found that clients SPDR ETF Solutions have three main concerns1 for the Macro Driven World Ticker Gross Expense Ratio (%)• Net Expense Ratio (%) S PDR DoubleLine Total Return Tactical ETF TOTL 0.65 0.55” Solution: Expand your bond portfolio SPDR Blackstone/GSO Senior Loan ETF SRLN 0.70 0.70 Uncertainty and navigate rates, but stay diversified SPdR Barclays High Yield Bond ETF JNK 0.40 0.40 2 SPDR EURO STOXX 50 ETF FEZ 0.29 0.29 Global Growth Solution: Go beyond the core to potentially harness SPDR S&P Dividend ETF SDY 0.35 0.35 Slowdown both growth and stability in a choppy market SPDRS&P Regional Banking ETF KRE 0 35 0.35 SPDR S&P Homebuilders ETF XHB 0.35 0.35 Technology Select Sector SPDR Fund XLK 0.14 0.14 SPDR Barclays Convertible Securities ETF CWB 0.40 0.40 SPOR MSCI Emerging Markets Quality Mix ETF QEMM 0.30 0.30 3 SPDR Gold Shares” GLD1 0.40 0.40 Rising Geopolitical Solution: Seek mitigation against geopolitical Tensions risks and black swan events with gold Source: State Street Global Advisors. Bloomberg, as of 12/31/2015. Period measured 12/31/2005 to 12/31/2015. Figures represent the relative increase in average monthly news stories when a central bank is mentioned over the last three years compared to the prior 10 years. ‘ Year End 2015 Survey determined which investment concerns and client portfolio considerations are on Investment Professionals’ minds currently and heading into 2018. NBD3, IBDs, RIAs and CFPs accounted for 80% of the survey resaonses (NBDs and IBCs totaled 54%). The majority of respondents firm’s AUM were at either the 151-250 million (38%) of less than 350 million Level (32%). 3 The GLD Prospectus is available by clicking here. ’ The gross exaense ratio is the fund’s total annuaI operating expense ratio It is gross of any fee waivers or expense reimburesements.found in the fund’s most recent prospectus. ssga Funds Management. Inc. (“SsGAFM” or “Adviser”) nas contractually agreed to waive its advisory fee and/or reimburse certain expenses. until October 31.2010. so that the net annua fund operating expense: of the Fund will oe limited to 0.55% of tie Fund’s average daily net assets before apalication of any extraordinary expenses or acquired fund fees and expenses. The contractual fee waiver and/or reimbursement does not provide for the recoupment ay the Adviser of any fees the Adviser previously waived. The Adviser may continue the waiver and/or reimbursement from war to year, butthare is no guarantee that the Adviser will do so and after October 31.2016. the waiver and/ or re mbursement may be ca nee ed or modified at any time. This waiver and/or reimbursement may not be terminated during me relevant aercd except with trie approval of the Fund’s Board of Trustees. Definitions: Black swan event A term popularized byautnor Nassim Nicholas Taleo that describes difficuit-to-predict, surprising events that have a major impact, including potentially within financia markets. IBG-19051 1

IT'S A MACRO DRIVEN WORLD Use SPDR ETFs to Invest In It

SPDR ETF Implementation Guide

ETF	Name	The Case For
Bond Market Uncertainty		
TOTL	SPDR DoubleLine Total Return Tactical ETF	An actively managed core bond fund that mixes traditional and non-traditional sectors in seeking to maximize total return
SRLN	SPDR Blackstone / GSO Senior Loan ETF	An actively managed senior loan fund that seeks to provide income and maximize risk-adjusted returns through credit selection
JNK	SPDR Barclays High Yield Bond ETF	A potential source of income with low interest rate sensitivity[1] and a low correlation to the Barclays US Aggregate Bond Index
Global Growth Slowdown		
FEZ	SPDR EURO STOXX 50 ETF	A potential source of growth as monetary policy is expected to remain accommodative and supportive of the Eurozone's recovery
SDY	SPDR S&P Dividend ETF	A dividend growth strategy that seeks to provide volatility buffer with consistent income in turbulent market
KRE	SPDR S&P Regional Banking ETF	A top sector for value with attractive valuation, growth potential and solid fundamentals
XHB	SPDR S&P Homebuilders ETF	Seeks to provide exposure to homebuilders and related consumer segments to potentially harness improving housing and consumer trends
XLK	Technology Select Sector SPDR Fund	Seeks to offer exposure to an area of the market with relatively strong earnings and revenue growth potential
CWB	SPDR Barclays Convertible Securities ETF	A hybrid that features a cyclical growth equity exposure with a bond floor that may provide diversification and income
QEMM	SPDR MSCI Emerging Markets Quality Mix ETF	Strategic core allocation to emerging markets with low volatility and a focus on high quality firms at inexpensive valuations
Rising Geopolitical Tensions		
GLD	SPDR Gold Shares	Gold may provide potential downside protection due to its historically low correlations to other assets classes[2]

Source: State Street Global Advisors. As of March 31, 2015

[1] As measured by duration. JNK portfolio duration is 4.3 years versus 5.5 years for the Barclays US Aggregate Index.

[2] Please refer to slide 14 for the correlations of GLD to other assets classes.

STATE STREET GLOBAL ADVISORS

IBG-19051

2

Standard Performance NAME TICKER GROSS EXPENSE RATIO PERFORMANCE CUMULATIVE YTD ANNUALIZED 1YR ANNUALIZED 3YR ANNUALIZED 5YR ANNUALIZED 10YR SINCE INCEPTION INCEPTION DATE PERF AS OF SPDR Blackstone / GSO Senior Loan ETF SRLN 0.70% NAV 1.02 -2.09 N/A N/A N/A 0.95 04/03/2013 3/31/2016 MARKET VALUE N/A Market Value 1.46 -1.55 N/A N/A N/A 0.99 04/03/2013 3/31/2016 SPDR DoubleLine Total Return Tactical ETF TOTL 0.65% NAV 2.00 1.67 N/A N/A N/A 1.59 02/23/2015 3/31/2016 MARKET VALUE N/A Market Value 2.10 1.82 N/A N/A N/A 1.65 02/23/2015 3/31/2016 SPDR Barclays Convertible Securities ETF CWB 0.40% NAV 0.55 -2.26 6.91 6.13 N/A 11.03 04/14/2009 3/31/2016 MARKET VALUE N/A Market Value 0.52 -2.45 6.91 6.10 N/A 10.83 04/14/2009 3/31/2016 SPDR Barclays High Yield Bond ETF JNK 0.40% NAV 2.21 -7.36 -0.20 3.25 N/A 4.67 11/28/2007 3/31/2016 MARKET VALUE N/A Market Value 2.11 -7.17 -0.16 3.23 N/A 4.51 11/28/2007 3/31/2016 SPDR EURO STOXX 50 ETF FEZ 0.29% NAV -3.27 -11.40 3.59 -0.28 0.30 5.75 10/15/2002 3/31/2016 MARKET VALUE N/A Market Value -3.30 -11.93 3.36 -0.47 0.25 5.50 10/15/2002 3/31/2016 SPDR S&P Dividend ETF SDY 0.35% NAV 9.29 8.77 12.04 12.84 8.10 8.33 11/08/2005 3/31/2016 MARKET VALUE N/A Market Value 9.27 8.76 12.07 12.84 8.12 8.33 11/08/2005 3/31/2016 SPDR S&P Regional Banking ETF KRE 0.35% NAV -9.75 -6.02 7.62 9.14 N/A -0.12 06/19/2006 3/31/2016 MARKET VALUE N/A Market Value -9.81 -6.07 7.61 9.11 N/A -0.15 06/19/2006 3/31/2016 SPDR S&P Homebuilders ETF XHB 0.35% NAV -0.81 -7.93 4.54 13.97 -1.68 -2.14 01/31/2006 3/31/2016 MARKET VALUE N/A Market Value -0.84 -7.71 4.53 13.97 -1.69 -2.14 01/31/2006 3/31/2016 Technology Select Sector SPDR Fund XLK 0.14% NAV 4.03 9.00 15.74 13.25 8.82 3.38 12/16/1998 3/31/2016 MARKET VALUE N/A Market Value 4.10 9.13 15.75 13.24 8.80 3.00 12/16/1998 3/31/2016 SPDR MSCI Emerging Markets Quality Mix ETF QEMM 0.30% NAV 5.85 -11.79 N/A N/A N/A -8.03 06/04/2014 3/31/2016 MARKET VALUE N/A Market Value 3.86 -12.68 N/A N/A N/A -8.83 06/04/2014 3/31/2016 SPDR Gold Shares GLD 0.40% NAV 16.34 3.80 -8.56 -3.37 7.40 9.04 11/18/2004 3/31/2016 MARKET VALUE N/A Market Value 15.95 3.50 -8.68 -3.40 7.31 8.96 11/18/2004 3/31/2016 PowerShares Senior Loan Portfolio BKLN 0.66% NAV 2.05 -2.22 0.69 2.42 N/A 2.40 3/3/2011 3/31/2016 MARKET VALUE N/A Market Value 2.57 -1.72 0.76 2.35 N/A 2.31 3/3/2011 3/31/2016 iShares MSCI Eurozone ETF EZU 0.49% NAV -2.12 -8.48 4.45 0.64 0.69 1.37 7/25/2000 3/31/2016 MARKET VALUE Market Value -1.86 -9.10 4.25 0.42 0.62 1.34 7/25/2000 3/31/2016 iShares MSCI Emerging Markets ETF EEM 0.69% NAV 5.55 -12.48 -4.95 -4.71 2.24 10.78 4/7/2003 3/31/2016 Market Value Market Value 6.40 -12.69 -5.07 -4.83 2.27 10.48 4/7/2003 3/31/2016 Source: Morningstar. As of March 31, 2016 Performance quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, so you may have a gain or loss when shares are sold. Current performance may be higher or lower than that quoted. Visit www.spdrs.com, www.ishares.com, www.invesco.com website for most recent month-end performance. The gross expense ratio is the fund’s total annual operating expenses ratio. It is gross of any fee waivers or expense reimbursements. It can be found in the fund’s most recent prospectus. Performance returns for periods of less than one year are not annualized. The market price used to calculate the Market Value return is the midpoint between the highest bid and the lowest offer on the exchange on which the shares of the Fund are listed for trading, as of the time that the Fund’s NAV is calculated. If you trade your shares at another time, your return may differ. IBG-19051 3

SPDR DoubleLine Total Return Tactical ETF

TOTL

- With uncertainty over macro policy remaining high and difficult for investors to predict, an actively managed core fixed income strategy may play a critical role in a portfolio by seeking to provide stability, diversification and income
- With TOTL, investors may rely on DoubleLine Capital's experience to help navigate an uncertain macro environment by allocating across multiple bond subsectors and applying individual security selection to potentially deliver improved risk-adjusted returns

Yield, Duration and Standard Deviation

TOTL has a Higher Yield, Lower Duration, and Lower Volatility than the Agg

TOTL Unsubsidized Yield	**3.11**
TOTL Subsidized Yield[1]	**3.10**



3.11
2.15
3.74
5.38
2.34
3.35
Yield (%)*
Duration
Standard Deviation (%)***
TOTL
Barclays U.S. Aggegate Bond Index

Sector Allocations (%)

TOTL Balances Interest Rate and Non-Traditional Credit Sensitive Sectors



39
28
12
10
9
2
8
37
7
2
6
24
4
3
2
1
1
7
MBS
Non-Agency
Cash
Emerging Markets
Treasury
CMBS
IG Corporate
Bank Loans
CLO
High Yield Corp
ABS
Gov-Related
TOTL
Barclays U.S. Aggegate Bond Index

Source: SSGA, Barclays, Bloomberg Finance L.P..As of March 31, 2016 TOTL Inception Date = 2/23/2015 [1] An annualized yield that is calculated by dividing the investment income earned by the fund less expenses over the most recent 30-day period by the current maximum offering price that does not take into account expense ratio subsidizations. * 30 Day SEC Yield as of March 31st, 2016, The subsidized yield reflects the yield calculation with expense limitations currently in effect. Without the limitation returns would have been lower. Yield to Worst is used for Barclsy U.S. Aggregate Bond Index. ***Standard Deviation of daily returns since 2/23/2015. **Performance quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, so you may have a gain or loss when shares are sold. Current performance may be higher or lower than that quoted. All results are historical and assume the reinvestment of dividends and capital gains. Visit www.spdrs.com for most recent month-end performance. It is not possible to invest directly in an index. Index performance does not reflect charges and expenses associated with the fund or brokerage commissions associated with buying and selling a fund. Index performance is not meant to represent that of any particular funds.** Characteristics and Sector Weights are as of the date indicated, are subject to change, and should not be relied upon as current thereafter. Standard deviation is a historical measure of the volatility of returns. If a portfolio has a high standard deviation, its returns have been volatile; a low standard deviation indicates returns have been less volatile. Standard Deviation is normally shown over a time period of 36 months, but the illustrations noted in this material may reflect a shorter time frame. This may not depict a true historical measure, and shouldn't be relied upon as an accurate assessment of volatility.

STATE STREET GLOBAL ADVISORS

IBG-10851
4

SPDR Blackstone/GSO Senior Loan ETF

SRLN

- With interest rates still well below historical levels[1], the need for income remains as real as ever, and the recent volatility in high-yield has some investors hunting for a replacement for the credit sensitive, income producing part of their portfolio
- Senior loans may be a source for potential income, and we believe there are several benefits of active management, as based on the latest SPIVA results 87 percent[1] of active managers outperformed the category's benchmark — including SRLN

SRLN Can Provide Income, With Lower Exposure to Distressed Credits

30 Day Sec Yield and Percent of Issues with Over a 1,000 bps Spread


0.3
3.5
10.6
4.8
14.0
7.4
SPDR Blackstone / GSO Senior Loan ETF [SRLN]
S&P/LSTA US Leveraged Loan Index
iBoxx USD Liquid High Yield Index
Percent of Issues with Spreads Over 1,000 Bps
Yield*

Active Managers Have the Potential to Avoid Weak or Falling Credits

Price Statistics of Underlying Securities


104
97
58
110
92
15
122
89
2
SPDR Blackstone / GSO Senior Loan ETF [SRLN]
S&P/LSTA US Leveraged Loan Index
iBoxx USD Liquid High Yield Index
Average
Max
Min

Source: Bloomberg Finance L.P., State Street Global Advisors As of March 31, 2016.
1 S&P Indices Verses Active (SPIVA) Scorecard 2015 Year End Survey * 30 Day SEC Yield as of March 31st, 2016. [1] S&P Indices Verses Active (SPIVA) Scorecard 2015 Year End Survey. The SPIVA Scorecard covers domestic equity, global equity, and global fixed income categories. The CRSP Survivor-Bias-Free US Mutual Fund Database is the only complete database of both active and liquidated or merged mutual funds. The fund classifications are based upon the Lipper fund classification system. There were 46 funds analyzed within the Loan Participation Category for which the benchmark is the S&P/LSTA U.S Leveraged Loan 100 Index, and this had a -2.75% return in 2015. SRLN had a -0.85% return in that period. **Performance quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, so you may have a gain or loss when shares are sold. Current performance may be higher or lower than that quoted. All results are historical and assume the reinvestment of dividends and capital gains. Visit www.spdrs.com for most recent month-end performance.** It is not possible to invest directly in an index. Index performance does not reflect charges and expenses associated with the fund or brokerage commissions associated with buying and selling a fund. Index performance is not meant to represent that of any particular funds. Characteristics and Sector Weights are as of the date indicated, are subject to change, and should not be relied upon as current thereafter. Standard deviation is a historical measure of the volatility of returns.

STATE STREET GLOBAL ADVISORS

5

SPDR Barclays High Yield Bond ETF

JNK

- High yield bonds are another area that investors could explore for income in a choppy market, and the exposure can also be a bond portfolio diversifier due to its relatively low correlation to the Barclays US Aggregate Bond Index and its sub-sectors[1]
- In 2015 high yield bonds had their first negative total return since 2008, however, over the last 30 years high yield bonds have never had back to back years of negative total returns[2]

Yield to Worst (%)

Potential Attractive Balance of Income In A Choppy Market


8.18
8.45
2.11
2.01
2.16
3.29
Barclays U S Corporate High Yield Index
Russell 3000 Index*
Barclays US Aggregate Bond Index
Yield to Worst%
10 Year Average Yield to Worst%

Expected Portfolio Standard Deviation Per Risk Modelling (%)[3]

A Modest Allocation to High Yield, May Reduce Portfolio Volatility


2.73
2.62
Barclays US Aggregate Index
85% Barclays US Aggregate Index/15% Barclays High Yield Very Liquid Index

Source: Bloomberg Financial L.P., SSGA. As of March 31, 2015 . * **Dividend Yield is used for Russell 3000 Index.**
[1] Five Year Correlation of Barclays US High Yield Index using monthly returns from March 2013 to March 2016 with the Barclays US Aggregate Bond Index, is 0.19, the Barclays US Corporate Bond Index is 0.61, Barclays US Treasury Index is -0.15, and Barclays US MBS Index 0.16 . [2] As measured by the Barclays US Corporate High Yield Total Return Index yearly returns from 1983 to 2015. [3] Derived from the Bloomberg Global Risk Model and are expected risk measures forecast over the next calendar year based on historical asset class correlations. **It is not possible to invest directly in an index. Index performance does not reflect charges and expenses associated with the fund or brokerage commissions associated with buying and selling a fund. Index performance is not meant to represent that of any particular fund. Past performance is not a guarantee of future results.** The Characteristics shown are as of the date indicated, are subject to change, and should not be relied upon as current thereafter. [3] All Risk measures are derived from Bloomberg Global Risk Model and are expected risk measures forecast over the next calendar year. Forward looking risk factors are generated by means of a mathematical formula using the Bloomberg Fixed Income Risk Model which includes historical volatilities, correlations and sensitivities to interest rates, credit spreads and risk factors and assumes a time horizon of 1 year. It does not reflect actual trading and does not reflect the impact that material economic and market factors may have on a portfolio.

STATE STREET GLOBAL ADVISORS

6

SPDR EURO STOXX 50 ETF

FEZ

- In 2016, we feel some of the best opportunities may be in Eurozone equities, as valuations are more attractive than those in the U.S., and accommodative monetary easing from ECB may support the expansion of valuations
- FEZ seeks to provide efficient and liquid exposure to broad Eurozone equities, and has exhibited a higher yield than its competitor[1], while costing 40% less

Eurozone Valuation Appears Attractive Based on Price to Book

EURO STOXX 50 current P/B is below its historical average and 50% cheaper than S&P 500 Index



2.2
1.5
1.3
1.0
3.0
2.6
2.4
1.6
EURO STOXX 50 Index
S&P 500 Index
10 Year Low
10 YearAverage
Current
10 Year High

Low Cost and Higher Yielding Eurozone Exposure

40% More Cost Efficient, with a the Potential for Higher Yield



Gross Expense Ratio (%)
30 Day SEC Yield (%)
0.29
0.48
2.8
2.3
SPDR EURO STOXX 50 ETF [FEZ]
iShares MSCI Eurozone ETF [EZU]
SPDR EURO STOXX 50 ETF [FEZ]
iShares MSCI Eurozone ETF [EZU]

Source: Bloomberg Financial L.P., SSGA . As of March 31, 2016.

[1] Source: SSGA, iShares.com. As of 3/31/2016. **Performance quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, so you may have a gain or loss when shares are sold. Current performance may be higher or lower than that quoted. All results are historical and assume the reinvestment of dividends and capital gains. Visit www.spdrs.com and www.ishares.com for most recent month-end performance. It is not possible to invest directly in an index. Index performance does not reflect charges and expenses associated with the fund or brokerage commissions associated with buying and selling a fund. Index performance is not meant to represent that of any particular fund.** The gross expense ratio is the fund's total annual operating expenses ratio. It is gross of any fee waivers or expense reimbursements. It can be found in the fund's most recent prospectus.

STATE STREET GLOBAL ADVISORS

7

SPDR S&P Dividend ETF

SDY

- Market volatility remains elevated and income paying stocks may buffer some of this volatility, as in the 15 worst months for the S&P 500 Index since 2005, the S&P High Yield Dividend Aristocrats Index (SDY's index) has lost 24 percent less
- SDY's index screens for firms that have consistently increased their dividend for at least 20 consecutive years, and these firms tend to have higher quality balance sheets which may provide downside protection in turbulent markets

Potential for Downside Protection In Turbulent Markets

February 2005 to March 2016



Average Negative Monthly Returns
Average Return During 15 Worst S&P 500 Months
S&P High Yield Dividend Aristocrats Index
S&P 500 Index
S&P High Yield Dividend Aristocrats Index
S&P 500 Index
-2.8%
-3.6%
-5.5%
-7.3%

SDY Stocks Have Long History of Dividend Increases

A Focus on Consistent Growth May Lead to Consistent Income Generation



Number of SDY Stocks
8 1 2 3 7 7 2 5 3 6 1 3 3 2 5 2 3 2 2 4 1 2 2 5 9
53 48 47 45 44 43 42 41 40 39 38 36 35 34 33 32 31 30 29 28 26 25 24 23 22
Number of Years with Consecutive Dividend Increases

Source: Bloomberg Finance L.P., S&P Dow Jones , SSGA. As of March 31, 2016

Performance quoted represents past performance, which is no guarantee of future results. It is not possible to invest directly in an index. Index performance does not reflect charges and expenses associated with the fund or brokerage commissions associated with buying and selling a fund. Index performance is not meant to represent that of any particular fund.

STATE STREET GLOBAL ADVISORS

8

SPDR S&P Regional Banking ETF

KRE

- Despite the slower than expected interest rate raise, we remain upbeat on the financial sector given its solid fundamentals and relatively cheap valuations to the broad market and its historical average
- The sector earnings and revenue growth in the sector were stronger than the S&P 500 in 2015[1], and is expected to do so again in 2016, while banks' balance sheets have gotten healthier with delinquency rates below pre-crisis levels

S&P Regional Banking Select Industry Index Valuation

Regional Banks, and Financials in General, are a Strong Value Play.



16
14
12
11
17
14
13
11
19
18
17
14
19
18
17
14
S&P Regional Banks Select Industry
S&P 500 Financials
S&P 500
Russell 1000
P/E High
P/E Low
Current P/E
P/E 7Yr Avg

Rising Loan Growth and Falling Delinquency Rates

Improving Real Estate Market is supporting Loan Growth, while Balance Sheets Are Bolstered by Falling Delinquencies.



15%
10%
5%
0%
-5%
-10%
2008
2010
2011
2013
2015
Twelve-Month Loan Growth Rates
Delinquency Rates

Source: FactSet, . Board of Governors of the Federal Reserve System. As of March 31, 2015.

[1] S&P 500 Financial Sector Index earnings growth is 9.4 percent versus -1.1 percent for S&P 500 in 2015, and revenue growth is 2.9 percent versus -3.6 percent for SP& 500 **Source: FactSet, as of 4/8/2016, Past performance is not a guarantee of future results. It is not possible to invest directly in an index. Index performance does not reflect charges and expenses associated with the fund or brokerage commissions associated with buying and selling a fund. Index performance is not meant to represent that of any particular fund.**

STATE STREET GLOBAL ADVISORS

9

SPDR S&P Homebuilders ETF XHB • The continuous expansion of household spending and a tightening labor market may offer a source of earnings growth to homebuilders and housing related industries, as homebuilders EPS is projected to grow at 20.6% in 20161 • In addition to the exposure to new home construction firms, XHB also has more than 60%2 allocated to household discretionary sub-industries, which is important as existing home sales make up approximately 90% of all home sales3 Personal Consumption and Homebuilder Confidence A Strengthening labor and housing market 90 6.0 124 7 80 5.0 122 6 70 4.0 120 6 (SA) 60 (%) HMI 3.0 118 5 (M) 50 Con. Fargo 2.0 Employment Sales 40 Personal 116 5 Time 1.0 Home 30 GDP Full NAHB/Wells 114 4 20 0.0 112 4 10 -1.0 0 -2.0 110 3 NAHB/Wells Fargo Housing Market Index (SA) US Full Time Employment (M) GDP Personal Consumption Chained 2009 (SAAR, QoQ%) US New Home and Existing Home Sales (M) 1 Source: FactSet, as of 4/8/2016, Estimated Earnings Per Share (EPS), which are based on analyst estimates, should not be construed as an indication of the current or future profitability of any investment product. Actual earnings per share may differ, even substantially, from that of estimated earnings per share. 2 As of March 31, 2016. 3National Association of Realtors. Source: Bloomberg Financial L.P. Bureau of Economic Analysis, National Association of Home Builders, State Street Global Advisors As of March 31, 2015. Past performance is not a guarantee of future results. It is not possible to invest directly in an index. Index performance does not reflect charges and expenses associated with the fund or brokerage commissions associated with buying and selling a fund. Index performance is not meant to represent that of any particular fund. IBG-19051 10

Technology Select Sector SPDR Fund XLK • We believe that investors searching for segments with relatively strong earnings and revenue growth could consider overweighting the technology sector, as it has low debt and strong secular tailwinds from the persistent need for technology • The Tech sector currently offers stronger long-term earnings growth than the S&P 500 supported by strong balance sheets1, at a valuation premium below its historical average San Francisco Tech Pulse Index Level Price/Earning Ratio Economic Activity in the Sector is Robust Relative valuation is aligned with broad market 130 1.65 1.55 120 110 1.45 1.35 100 1.25 90 1.15 1.08 80 1.05 1.03 70 0.95 60 0.85 50 0.75 40 1996 2000 2004 2008 2012 2016 Tech P/E Premium -1 Standard Deviation San Francisco Tech Pulse +1 Stdv Below Average Premium Source: FactSet, as of February 29, 2016. Est. 3-5 Year EPS growth is 12.4 percent for Technology Select Sector versus 10.9 percent for S&P 500. Estimated Earnings Per Share (EPS), which are based on analyst estimates, should not be construed as an indication of the current or future profitability of any investment product. Actual earnings per share may differ, even substantially, from that of estimated earnings per share. Debt to Capital ratio for the sector is less than one third of that of S&P 500 and half of the sector’s 5 year average. Source: Federal Reserve Bank of San Francisco, Bloomberg Finance L.P.as of March 31, 2016 IBG-19051 11

SPDR Barclays Convertible Securities ETF

CWB

- With elevated equity volatility and bond market uncertainty, convertibles may provide a compelling opportunity for investors as they seek to combine the upside potential of stocks, while exhibiting lower volatility and higher income features inherent in bonds
- Relative to mid-and small-cap stocks, convertibles may offer the potential for higher income and lower volatility, while providing exposure to growth oriented companies commonly associated with small-and mid-sized equities

CWB Return Analysis Versus Size and Style Indices

Based on Returns, CWB Offers a Potential Growth Allocation

Based on Monthly Returns Mar 2012- Mar 2016



Large Cap
Small Cap
S&P 500 Value Index
S&P 500 Index
CWB
S&P 500 Growth Index
S&P 400 Mid Cap Value Index
S&P 400 Mid Cap Growth Index
S&P 600 Small Cap Value Index
S&P 600 Small Cap Growth Index
Value
Growth

Reduced Volatility with Potential for Higher Income

A Lower Volatility Profile With a Higher Yield Relative To Equities



6.1
9.7
3.1
9.5
14.4
1.8
7.2
16.5
1.6
CWB
S&P Mid Cap 400 Index
Russell 2000 Index
Annualized Return (%)
Annualized Standard Deviation (%)
Yield*

Source: SSGA, FactSet, as of March 31, 2016. ***30 Day SEC Yield (Unsubsidized) used for CWB. Index Dividend yield used for indices. Performance quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, so you may have a gain or loss when shares are sold. Current performance may be higher or lower than that quoted. Visit spdrs.com and respective websites for most recent month-end performance.** Market indices are unmanaged and are not subject to fees and expenses which could lower returns. Index performance is not intended to represent the performance of any particular exchange-traded fund or product managed by SSGA Funds Management, Inc.

STATE STREET GLOBAL ADVISORS

12

SPDR MSCI Quality Mix Emerging Markets ETF QEMM • Due to the diversified factor exposure, QEMM may be well suited for a long term core strategic allocation to emerging markets, with reduced volatility and a focus on high quality firms at in expensive valuations • Since inception, QEMM has provided improved absolute returns and lower volatility relative to a traditional market cap weighted competitor, resulting in a 9 percent reduction in risk Exposure to Firms with More Quality Balance Sheets Historical Returns and Volatility Statistics Potential for Exposure to Firms with Higher Return on Equity Maintain Core EM Exposure, But With the Potential and Lower Financial Leverage for Lower Volatility and Higher Returns 15.93% 100 14.48% 75 18 16 17 16 -7.98% -9.55% Return on Equity (%) Profit Margin (%) Debt to Equity (%) Annualized Return* Annualized Standard Deviation* SPDR MSCI Emerging Markets Quality Mix ETF [QEMM] SPDR MSCI Emerging Markets Quality Mix ETF [QEMM] iShares MSCI Emerging Markets ETF [EEM] iShares MSCI Emerging Markets ETF [EEM] *Return and Standard Deviation since QEMM Inception date = 06/04/2014 Source: Bloomberg Financial L.P., State Street Global Advisors as of March 31, 2016. Performance quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, so you may have a gain or loss when shares are sold. Current performance may be higher or lower than that quoted. All results are historical and assume the reinvestment of dividends and capital gains. Visit www.spdrs.com and www.ishares.com for most recent month-end performance. It is not possible to invest directly in an index. Index performance does not reflect charges and expenses associated with the fund or brokerage commissions associated with buying and selling a fund. Index performance is not meant to represent that of any particular fund. Characteristics and Sector Weights are as of the date indicated, are subject to change, and should not be relied upon as current thereafter. Standard deviation is a historical measure of the volatility of returns. If a portfolio has a high standard deviation, its returns have been volatile; a low standard deviation indicates returns have been less volatile. Standard Deviation is normally shown over a time period of 36 months, but the illustrations noted in this material may reflect a shorter time frame. This may not depict a true historical measure, and shouldn’t be relied upon as an accurate assessment of volatility. IBG-19051 13

SPDR Gold Shares

GLD

- Elevated market volatility, expansionary monetary policies and hiatus of dollar appreciation may provide a good opportunity for investors to rebuild gold in their portfolio as an important strategic allocation
- History has shown that gold has provided potential downside protection during turbulent market environments, as well as potential diversification benefits through its historically low correlation to traditional assets

Gold as a Strategic Hedge In Tumultuous Times[1]


%
30
20
10
0
-10
-20
-30
-40
-50
-60
-70
Gulf War I
LTCM
Dot.com Meltdown
9/11
2002 Recession
Great Recession
Sov't Debt Crisis I
Gold
US Equities
Commodities
Hedge Funds
Real Estate
Private Equity
US Treasuries

Gold as a Potential Portfolio Diversifier: Correlation of Returns to Other Asset Classes[2]


0.43
0.23
0.20
0.20
0.14
0.16
0.09
0.10
0.07
-0.02
-0.06
Bloomberg Commodity Index
BofA Merill Lynch US Corporate Index
MSCI Emerging Markets Index
Barclays US Aggregate Index
MSCI EAFE Index
BofA Merill Lynch US Treasury Index
Dow Jones US Select REIT Index
Barclays US High Yield Index
Russell 2000 Index
S&P 500 Index
US 3M Libor (Cash)

Past performance is not a guarantee of future results.

[1] Source: FactSet, State Street Global Advisors, from 01/01/1979 to 12/31/2013. Notes: Persian Gulf War I: Q3 1990, LTCM: Q3 1998, Dot-com meltdown: Q1 2001, 9/11: Q3 2001, 2002 recession: Q2/Q3 2002, US Credit Crisis: q4 2008/Q1 2009, European sovereign debt crisis: Q2 2010. [2] Source: Bloomberg Financial L.P. Computed using monthly return data from Dec 1990 to Mar 2016. The correlation coefficient measures the strength and direction of a linear relationship between two variables. It measures the degree to which the deviations of one variable from its mean are related to those of a different variable from its respective mean. Index returns are unmanaged and do not reflect the deduction of any fees or expenses. Index returns reflect all items of income, gain and loss and the reinvestment of dividends and other income. Diversification does not ensure a profit or guarantee against loss. **Investing involves risk, and you could lose money on an investment in GLD. Please see the GLD prospectus for a detailed discussion of the risks of investing in GLD shares. The GLD prospectus is available by clicking here** https://www.spdrs.com/library-content/public/SPDR_GOLD%20TRUST_PROSPECTUS.pdf

Proxies used: US Equities: MSCI US; Commodities: S&P Goldman Sachs Commodity Index; Hedge Funds: HFRI; Real Estate: S&P US REITs; Private Equity: Cambridge Associates Index; Gold: London PM fix

STATE STREET GLOBAL ADVISORS

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Appendix Information IBG-19051 15

Important Disclosures Investment Professional Use Only — Not for Use with the Public The views expressed in this material are the views of State Street Global Advisors IBG Research Team through the period ended March 31, 2016 and are subject to change based on market and other conditions. This document contains certain statements that may be deemed forward-looking statements. Please note that any such statements are not guarantees of any future performance and actual results or developments may differ materially from those projected. The information provided does not constitute investment advice and it should not be relied on as such. It should not be considered a solicitation to buy or an offer to sell a security. It does not take into account any investor’s particular investment objectives, strategies, tax status or investment horizon. You should consult your tax and financial advisor. All material has been obtained from sources believed to be reliable. There is no representation or warranty as to the accuracy of the information and State Street shall have no liability for decisions based on such information. In general, ETFs can be expected to move up or down in value with the value of the applicable index. Although ETF shares may be bought and sold on the exchange through any brokerage account, ETF shares are not individually redeemable from the Fund. Investors may acquire ETFs and tender them for redemption through the Fund in Creation Unit Aggregations only. Please see the prospectus for more details. Bonds generally present less short-term risk and volatility than stocks, but contain interest rate risk (as interest rates rise, bond prices usually fall); issuer default risk; issuer credit risk; liquidity risk; and inflation risk. These effects are usually pronounced for longer-term securities. Any fixed income security sold or redeemed prior to maturity may be subject to a substantial gain or loss. Passively managed funds invest by sampling the Index, holding a range of securities that, in the aggregate, approximates the full Index in terms of key risk factors and other characteristics which may cause the fund to experience tracking errors relative to performance of the Index. Risk associated with equity investing include stock values which may fluctuate in response to the activities of individual companies and general market and economic conditions. Foreign investments involve greater risks than US investments, including political and economic risks and the risk of currency fluctuations, all of which may be magnified in emerging markets. Diversification does not ensure a profit or guarantee against loss. Non-diversified funds that focus on a relatively small number of securities tend to be more volatile than diversified funds and the market as a whole. Increase in real interest rates can cause the price of inflation-protected debt securities to decrease. Interest payments on inflation-protected debt securities can be unpredictable. Investments in asset backed and mortgage backed securities are subject to prepayment risk which can limit the potential for gain during a declining interest rate environment and increases the potential for loss in a rising interest rate environment. Asset Allocation is a method of diversification which positions assets among major investment categories. Asset Allocation may be used in an effort to manage risk and enhance returns. It does not, however, guarantee a profit or protect against loss. Government bonds and corporate bonds generally have more moderate short-term price fluctuations than stocks, but provide lower potential long-term returns. Actively managed funds do not seek to replicate the performance of a specified index. An actively managed fund may underperform its benchmark. An investment in the fund is not appropriate for all investors and is not intended to be a complete investment program. Investing in the fund involves risks, including the risk that investors may receive little or no return on the investment or that investors may lose part or even all of the investment. IBG-19051 16

Important Disclosures (continued) A “value” style of investing emphasizes undervalued companies with characteristics for improved valuations. This style of investing is subject to the risk that the valuations never improve or that the returns on “value” equity securities are less than returns on other styles of investing or the overall stock market. Although subject to the risks of common stocks, low volatility stocks are seen as having a lower risk profile than the overall markets. However, a fund that invests in low volatility stocks may not produce investment exposure that has lower variability to changes in such stocks’ price levels. A “quality” style of investing emphasizes companies with high returns, stable earnings, and low financial leverage. This style of investing is subject to the risk that the past performance of these companies does not continue or that the returns on “quality” equity securities are less than returns on other styles of investing or the overall stock market. Derivative investments may involve risks such as potential illiquidity of the markets and additional risk of loss of principal. Because of their narrow focus, sector investing tends to be more volatile than investments that diversify across many sectors and companies. Select Sector SPDR Funds bear a higher level of risk than more broadly diversified funds. All ETFs are subject to risk, including the possible loss of principal. Sector ETFs products are also subject to sector risk and non-diversification risk, which generally results in greater price fluctuations than the overall market. Risks associated with investing in the natural resources sector include; large price volatility due to non-diversification and concentration in natural resources companies. Investments in Senior Loans are subject to credit risk and general investment risk. Credit risk refers to the possibility that the borrower of a Senior Loan will be unable and/or unwilling to make timely interest payments and/or repay the principal on its obligation. Default in the payment of interest or principal on a Senior Loan will result in a reduction in the value of the Senior Loan and consequently a reduction in the value of the Portfolio’s investments and a potential decrease in the net asset value (“NAV”) of the Portfolio. These investments may have difficulty in liquidating an investment position without taking a significant discount from current market value, which can be a significant problem with certain lightly traded securities. Securities with floating or variable interest rates may decline in value if their coupon rates do not keep pace with comparable market interest rates. Narrowly focused investments typically exhibit higher volatility and are subject to greater geographic or asset class risk. The Fund is subject to credit risk, which refers to the possibility that the debt issuers will not be able to make principal and interest payments. Commodities investing entail significant risk as commodity prices can be extremely volatile due to wide range of factors Bond funds contain interest rate risk (as interest rates rise bond prices usually fall); the risk of issuer default; issuer credit risk; liquidity risk; and inflation risk. Frequent trading of ETFs could significantly increase commissions and other costs such that they may offset any savings from low fees or costs. The values of debt securities may decrease as a result of many factors, including, by way of example, general market fluctuations; increases in interest rates; actual or perceived inability or unwillingness of issuers, guarantors or liquidity providers to make scheduled principal or interest payments; illiquidity in debt securities markets; and prepayments of principal, which often must be reinvested in obligations paying interest at lower rates. All the index performance results referred to are provided exclusively for comparison purposes only. It should not be assumed that they represent the performance of any particular investment. IBG-19051 17

Important Disclosures (continued) Investing in commodities entails significant risk and is not appropriate for all investors. Important Information Relating to SPDR Gold Shares Trust (“GLD®”): The SPDR Gold Trust (“GLD”) has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents GLD has filed with the SEC for more complete information about GLD and this offering. You may get these documents for free by visiting EDGAR on the SEC website at sec.gov or by visiting spdrgoldshares.com. Alternatively, the Trust will arrange to send you the prospectus if you request it by calling 866.320.4053. GLD is not an investment company registered under the Investment Company Act of 1940 (the “1940 Act”) and is not subject to regulation under the Commodity Exchange Act of 1936 (the “CEA”). As a result, shareholders of the Trust do not have the protections associated with ownership of shares in an investment company registered under the 1940 Act or the protections afforded by the CEA. GLD shares trade like stocks, are subject to investment risk and will fluctuate in market value. The value of GLD shares relates directly to the value of the gold held by GLD (less its expenses), and fluctuations in the price of gold could materially and adversely affect an investment in the shares. The price received upon the sale of the shares, which trade at market price, may be more or less than the value of the gold represented by them. GLD does not generate any income, and as GLD regularly sells gold to pay for its ongoing expenses, the amount of gold represented by each Share will decline over time. Investing involves risk, and you could lose money on an investment in GLD. Please see the GLD prospectus for a detailed discussion of the risks of investing in GLD shares. The GLD prospectus is available by clicking here. https://www.spdrs.com/library-content/public/SPDR_GOLD%20TRUST_PROSPECTUS.pdf Investing involves risk, and you could lose money on an investment in GLD. Please see the GLD prospectus available through the link above for a detailed discussion of the risks of investing in GLD shares. For more information: State Street Global Markets, LLC, One Lincoln Street, Boston, MA, 02111 T: +1 866 320 4053 spdrgoldshares.com The funds presented herein have different investment objectives, costs and expenses. The performance of each fund will necessarily depend on the ability of their respective managers to select portfolio investments. These differences, among others, may result in significant disparity in the funds’ portfolio assets and performance. For further information on the funds, please review their respective prospectuses. Convertible securities generally provide yields higher than the underlying stocks, but generally lower than comparable non-convertible securities, in exchange for limited upside potential. Issuers of convertible securities may not be as financially strong as those issuing securities with higher credit ratings and may be more vulnerable to changes in the economy. Other risks associated with convertible bond investments include: Call risk which is the risk that bond issuers may repay securities with higher coupon or interest rates before the security’s maturity date; liquidity risk which is the risk that certain types of investments may not be possible to sell the investment at any particular time or at an acceptable price; and investments in derivatives, which can be more sensitive to sudden fluctuations in interest rates or market prices, potential illiquidity of the markets, as well as potential loss of principal. Value stocks can perform differently from the market as a whole. They can remain undervalued by the market for long periods of time. Companies with large market capitalizations go in and out of favor based on market and economic conditions. Larger companies tend to be less volatile than companies with smaller market capitalizations. In exchange for this potentially lower risk, the value of the security may not rise as much as companies with smaller market capitalizations. Investing in high yield fixed income securities, otherwise known as “junk bonds”, is considered speculative and involves greater risk of loss of principal and interest than investing in investment grade fixed income securities. These Lower-quality debt securities involve greater risk of default or price changes due to potential changes in the credit quality of the issuer. IBG-19051 18

Important Disclosures (continued) Certain funds may contain interest rate risk (as interest rates rise bond prices usually fall); the risk of issuer default; inflation risk; and issuer call risk. The Fund may invest in US dollar-denominated securities of foreign issuers traded in the United States. Past performance is no guarantee of future results. It is not possible to invest directly in an index. Index performance does not reflect charges and expenses associated with the fund or brokerage commissions associated with buying and selling a fund. Index performance is not meant to represent that of any particular fund. Barclays is a trademark of Barclays, Inc. and has been licensed for use in connection with the listing and trading of the SPDR Barclays ETFs. SPDR Barclays ETFs are not sponsored by, endorsed, sold or promoted by Barclays, Inc. and Barclays makes no representation regarding the advisability of investing in them. The trademarks and service marks referenced herein are the property of their respective owners. Third party data providers make no warranties or representations of any kind relating to the accuracy, completeness or timeliness of the data and have no liability for damages of any kind relating to the use of such data. Standard & Poor’s, S&P and SPDR are registered trademarks of Standard & Poor/s Financial Services LLC (S&P); Dow Jones is a registered trademark of Dow Jones Trademark Holdings LLC (Dow Jones); and these trademarks have been licensed for use by S&P Dow Jones Indices LLC (SPDJI) and sublicensed for certain purposes by State Street Corporation. State Street Corporation’s financial products are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, their respective affiliates and third party licensors and none of such parties make any representation regarding the advisability of investing in such product(s) nor do they have any liability in relation thereto, including for any errors, omissions, or interruptions of any index. Distributor: State Street Global Markets, LLC, member FINRA, SIPC, a wholly owned subsidiary of State Street Corporation. References to State Street may include State Street Corporation and its affiliates. Certain State Street affiliates provide services and receive fees from the SPDR ETFs. ALPS Distributors, Inc., a registered broker-dealer, is distributor for SPDR S&P 500, SPDR S&P MidCap 400 and SPDR Dow Jones Industrial Average, and all unit investment trusts. ALPS Portfolio Solutions Distributor, Inc. is distributor for Select Sector SPDRs. ALPS Distributors, Inc. and ALPS Portfolio Solutions Distributor, Inc. are not affiliated with State Street Global Markets, LLC. State Street Global Markets, LLC is the distributor for all registered products on behalf of the advisor. SSGA Funds Management has retained GSO Capital Partners, & DoubleLine Capital LP as the sub-advisor. State Street Global Markets, LLC is not affiliated with GSO Capital Partners and DoubleLine Capital LP. DoubleLine® is a registered trademark of DoubleLine Capital LP. Before investing, consider the funds’ investment objectives, risks, charges and expenses. To obtain a prospectus or summary prospectus which contains this and other information, call 1-866-787-2257 or visit www.spdrs.com. Read it carefully. For other fund families, please refer to their respective websites. State Street Global Advisors, One Lincoln Street, Boston, MA 02111-2900. © 2016 State Street Corporation — All Rights Reserved. Tracking Code: IBG-19051 Expiration Date: 7/31/2016 Not FDIC Insured — No Bank Guarantee — May Lose Value IBG-19051 19

SPDR® GOLD TRUST has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any Authorized Participant will arrange to send you the prospectus if you request it by calling toll free at 1-866-320-4053 or contacting State Street Global Markets, LLC, One Lincoln Street, Attn: SPDR® Gold Shares, 30th Floor, Boston, MA 02111.